UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 3, 2022 (August 1, 2022)

Global Medical REIT Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37815	46-4757266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, Suite 440

Bethesda, MD

20814

(Address of Principal Executive Offices)

(Zip Code)

(202) 524-6851

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbols:	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	GMRE	NYSE
Series A Preferred Stock, par value $0.001 per share	GMRE PrA	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 1, 2022, Global Medical REIT Inc. (the “Company”), Global Medical REIT L.P. (the “Operating Partnership”), as borrower, and certain subsidiaries of the Operating Partnership (such subsidiaries, the “Subsidiary Guarantors”) entered into an amendment (the “Amendment”) to the Company’s second amended and restated credit agreement (the “Second A&R Credit Facility”) with JPMorgan Chase Bank, N.A., as administrative agent, which contains the following material amendments to the Second A&R Credit Facility:

•	Added a new $150 million delayed-draw term loan, which matures on February 1, 2028 (the “New Term Loan”);

•	Extended the maturity date of the current revolver component of the Second A&R Credit Facility from May 3, 2025 to August 1, 2026; and

•	Transitioned all LIBOR-based loans under the Second A&R Credit Facility to SOFR-based loans.

The Company expects to use the additional $150 million of borrowings, which must be drawn in their entirety within one year from the date of the Amendment, for working capital purposes, funding acquisition activity and the repayment of other debt. Loans based on LIBOR-based interest rates were transitioned to a SOFR-based interest rate equal to term SOFR plus a related spread adjustment of 10 basis points and a borrowing spread based on the current pricing grid in the Second A&R Credit Facility. The interest rate on the New Term Loan is also equal to term SOFR plus a related spread adjustment of 10 basis points and a borrowing spread based on the current pricing grid in the Second A&R Credit Facility. The Company may be entitled to a temporary reduction in the interest rate of two basis points provided the Company meets certain to be agreed upon sustainability goals. The accordion feature contained in the Second A&R Credit Facility remains unchanged at $500 million.

The above description of the terms and conditions of the Amendment is only a summary of the material amendments to the Second A&R Credit Facility and is not intended to be a complete description of the terms and conditions. All of the terms and conditions of the Amendment are set forth in the Amendment, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On August 3, 2022, the Company announced its financial position as of June 30, 2022, and operating results for the three and six months ended June 30, 2022 and other related information (the “Earnings Release”). The Company also posted its Second Quarter 2022 Earnings Supplemental (the “Supplemental”) to the Company’s website at www.globalmedicalreit.com. The Earnings Release and Supplemental are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

The information included in this Item 2.02 of this Current Report on Form 8-K, including the Earnings Release and Supplemental, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed above in Item 1.01 is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to Second Amended and Restated Credit Agreement, dated August 1, 2022, by and among Global Medical REIT L.P., Global Medical REIT Inc., the certain subsidiaries from time to time party thereto as guarantors, and JPMorgan Chase Bank, N.A., as administrative agent, and the several banks, financial institutions and other entities from time to time party thereto as lenders.
99.1	Second Quarter 2022 Earnings Release
99.2	Second Quarter 2022 Earnings Supplemental
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Medical REIT Inc.

	By:	/s/ Jamie A. Barber
Jamie A. Barber
Secretary and General Counsel

Date: August 3, 2022